Exhibit 23.2

October 18, 2005

Securities and Exchange Commission

100 F Street, N.E.

Mail Stop 7010

Washington, D.C. 20549

Commissioners:

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (“Form S-8”) of Gulfport Energy Corporation of our report dated April 14, 2004 relating to the audit of the statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2003 contained in Form 10KSB/A for that year, which appears in this Form S-8. We consent to the reference to our firm under the caption “Experts.”

/s/ Hogan & Slovacek